Posting Supplement No. 3 dated August 1, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated July 30, 2009 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 54734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
54734	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 54734. Member loan 54734 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.48%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:	Burbank
Current & past employers:	KB Home
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

Due to a lack of personal finance education and exposure to poor financing skills growing up, I was easy prey for credit predators. I am devoted to becoming debt-free and can assure my lenders that I will pay on-time every time. I have never missed a payment during the last 16 years that I have had credit.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,854.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
399343	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 399343. Member loan 399343 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	MattsonJack	Debt-to-income ratio:	12.55%
Length of employment:	3 years 8 months	Location:	Saint Louis, MO

Home town:
Current & past employers:	MattsonJack
Education:

This borrower member posted the following loan description, which has not been verified:

We already have a 2 year old Grand Caravan, however my wife's car, 15 year old Ford Escort requires immediate replacement. I want to buy a car between 15-17 K. I am looking for a loan to find out if I can get better rate here than at dealer or as a last step credit card. My financial situation: I am full-time employee as systems analyst in one of consulting company.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,466.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 404992

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
404992	$7,200	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 404992. Member loan 404992 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	national grid	Debt-to-income ratio:	8.97%
Length of employment:	16 years 1 month	Location:	selden, NY

Home town:	Glen head
Current & past employers:	national grid
Education:	Suny Farmingdale

This borrower member posted the following loan description, which has not been verified:

We would like to be able to put a second floor on our home. We need some extra funds to do so.

A credit bureau reported the following information about this borrower member on May 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	34
Revolving Credit Balance:	$10,085.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 413899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413899	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413899. Member loan 413899 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	coca cola	Debt-to-income ratio:	15.87%
Length of employment:	15 years 8 months	Location:	galt, CA

Home town:	Oakland
Current & past employers:	coca cola, food king
Education:

This borrower member posted the following loan description, which has not been verified:

need to pay off a 4o1k loan,

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,138.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 414829

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
414829	$8,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 414829. Member loan 414829 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Alpha Services	Debt-to-income ratio:	21.29%
Length of employment:	16 years 3 months	Location:	Rome, GA

Home town:	Ft. Payne
Current & past employers:	Alpha Services
Education:	NW State JR. College

This borrower member posted the following loan description, which has not been verified:

I need to consolidate some cardsd so I can expand my Medical transcription service into the court reporting and scoping. Scoping is court reporting editing !!! I need to add software, train MTs, etc. Thank you for your time

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,511.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415654	$13,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415654. Member loan 415654 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brown & Brown Insurance	Debt-to-income ratio:	7.26%
Length of employment:	1 year 11 months	Location:	Surprise, AZ

Home town:	Phoenix
Current & past employers:	Brown & Brown Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate about $13,200 of high interest debt. Outside of this debt I my only other debt is car payment. Thanks for your help.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,965.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422987	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422987. Member loan 422987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Wentworth Management	Debt-to-income ratio:	24.43%
Length of employment:	6 years 6 months	Location:	Port Wentworth, GA

Home town:	Louisiana
Current & past employers:	Wentworth Management, Pulte Homes Inc., H&R Block, Del Webb, Banctec
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am an IT administrator. The company that I work for is an age restricted Home Owners Asssociation/Community Management that has been in business for 10+ years. Need loan to pay off a Discover card with outrageous rates, and a dental bill.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,359.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423819

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423819	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423819. Member loan 423819 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Yesterday's Island	Debt-to-income ratio:	17.76%
Length of employment:	5 years	Location:	Nantucket, MA

Home town:	Waltham
Current & past employers:	Yesterday's Island, Lockheed Martin Corp.
Education:	University of Vermont (UVM)

This borrower member posted the following loan description, which has not been verified:

I am requesting this money so I can consolidate my debts, move to Boston, and hopefully go to grad school at Suffolk University. I always pay my bills on time and am very responsible.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,658.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424108

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424108	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424108. Member loan 424108 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	neiman marcus	Debt-to-income ratio:	18.60%
Length of employment:	11 years 8 months	Location:	DALLAS, TX

Home town:
Current & past employers:	neiman marcus
Education:

This borrower member posted the following loan description, which has not been verified:

I wanted to give this money to my daughter who is graduating college so she can pay off some of the expenses she accrued and also assist her in getting her life after college started.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$16,225.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425612

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425612	$8,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425612. Member loan 425612 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,013 / month
Current employer:	Caesar's Palace	Debt-to-income ratio:	9.23%
Length of employment:	1 year 9 months	Location:	Las Vegas, NV

Home town:	Gray
Current & past employers:	Caesar's Palace, Mandalay Bay
Education:	Lycee Le Paraclet (3 year French culinary program)

This borrower member posted the following loan description, which has not been verified:

Financially stable couple investing in real estate with other family members. Thank you.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426198	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426198. Member loan 426198 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	MKS Instrument	Debt-to-income ratio:	10.45%
Length of employment:	2 years	Location:	BURLINGTON, MA

Home town:
Current & past employers:	MKS Instrument, Research Corporation of University of Hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

I am in a process of getting divorce and I need the money so that I can move to other town and start over again. Please help.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,328.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426386	$15,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426386. Member loan 426386 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Capgemini	Debt-to-income ratio:	9.18%
Length of employment:	2 years 9 months	Location:	Delmont, PA

Home town:
Current & past employers:	Capgemini
Education:

This borrower member posted the following loan description, which has not been verified:

Drama Kids International is a franchised after school program for children 5 - 17 with an objective of building self-esteem, communication skills and confidence through the use of the dramatic arts. Currently there are nearly 140 franchisees operating in over 1,000 class locations serving in excess of 40,000 students worldwide. Of those franchises 42 are owned and operated in the United States with over 4,000 students currently enrolled. Drama Kids classes are oriented to three age groups, Lower Primary (5 - 8), Upper Primary (9 - 12), & Youth Theatre (13 - 17). In my first year of operation I will offer the Lower and Upper Primary classes five days a week. I expect to commence classes in September 2009. I expect to start the year with 5 locations holding 2 classes per day and 10 classes per week. I plan to develop the territory throughout the year and hope to end the year with 7 locations and 14 classes per week. Children attend the class one day per week at a location that is convenient to them. The market for after school programs and arts oriented programs is growing as a result of several factors including: the high percentage of two-income families that need productive places for their children to be after school, parents looking to give their children every advantage that they can afford and tight education budgets that cut arts and culture programs first. My primary marketing strategy will first focus on finding existing, sanctioned, and subsidized community after school programs that are looking for quality programming to add to their curriculum. Secondly, I will focus on setting up locations in communities that have a high concentration of children ages 5 - 17. And finally, there will be a strong emphasis on hiring outstanding, engaging, certified teachers with strong class management skills who will motivate the children and generate a level of excitement and word of mouth promotion to support a steady growth in enrollment. In support of the word of mouth endorsements I will be utilizing promotional items such as t-shirts, stickers and refrigerator magnets as giveaways to keep our name circulating in the market. I feel that I am qualified to run this franchise because of my extensive theater background. I have participated in over 50 shows in the last 30 years.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,055.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426526	$5,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426526. Member loan 426526 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	AK Steel Holding	Debt-to-income ratio:	16.30%
Length of employment:	10 years	Location:	Middletown, OH

Home town:	Covington
Current & past employers:	AK Steel Holding, Office Outfitters
Education:	Northwesern Business College

This borrower member posted the following loan description, which has not been verified:

Pay some bills off, a few minor home improvements and start Christmas shopping

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426978

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426978	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426978. Member loan 426978 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Medical College of Wisconsin	Debt-to-income ratio:	0.82%
Length of employment:	11 months	Location:	Milwaukee, WI

Home town:
Current & past employers:	Medical College of Wisconsin
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

I'm a physician who will be finishing years of training (medical school, residency, and fellowship) at the end of 7/09. My dream career, as a pediatric anesthesiologist in Denver, will not start until 11/09. During the 3 months between jobs, I need a financial bridge to help me cover the costs of rent, health insurance, moving from Milwaukee to Denver, new apartment security deposit, and my October anesthesiology board exam, oh...and food. I'm a reliable and responsible loan candidate as I have an excellent credit score. I rarely carry a credit card balance. I made all of my car payments on time and now fully own my car. When I start my career as a subspecialist physician (Anesthesiologist for children) I will have plenty of capital to repay this loan.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427746

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427746	$9,900	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427746. Member loan 427746 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	18.19%
Length of employment:	4 years 5 months	Location:	KISSIMMEE, FL

Home town:	Winter Park
Current & past employers:	Hewitt Associates, Best Buy Co. Inc.
Education:	University of Central Florida, Florida State University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my outstanding debts into one easier to make payment and lower my bills My credit score is good and all of my accounts have been and still are in good standing - my income supports making the monthly payments as I currently make 220% of my monthly recurring bills on a regular basis.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,737.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427999

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427999	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427999. Member loan 427999 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	RxUnlimited Pharmacy	Debt-to-income ratio:	8.20%
Length of employment:	1 year	Location:	Canoga Park, CA

Home town:	Tarboro
Current & past employers:	RxUnlimited Pharmacy
Education:	Medical Univ. of South Carolina

This borrower member posted the following loan description, which has not been verified:

Have a higher interest rate on a loan and also need to pay off a couple of charge accts. Would like to consolidate these and reduce my payment

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1969	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,209.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 428172

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428172	$3,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428172. Member loan 428172 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Discover Financial Services	Debt-to-income ratio:	10.40%
Length of employment:	9 years 10 months	Location:	west valley, UT

Home town:
Current & past employers:	Discover Financial Services, JC penney
Education:	university of utah

This borrower member posted the following loan description, which has not been verified:

.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,112.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428763

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428763	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428763. Member loan 428763 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,990 / month
Current employer:	advance bldg	Debt-to-income ratio:	3.65%
Length of employment:	3 years	Location:	ASTORIA, NY

Home town:	astoria
Current & past employers:	advance bldg, a & b trading corp
Education:	laguardia community college

This borrower member posted the following loan description, which has not been verified:

I need the money to help one of my family members who lost his job. I will use this to help pay the rent and utilites. I work 3 jobs and have my own company.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,787.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429135	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429135. Member loan 429135 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$33,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.59%
Length of employment:	n/a	Location:	torrance, CA

Home town:	Torrance
Current & past employers:	Precision Porsche
Education:

This borrower member posted the following loan description, which has not been verified:

We are seeking additional funding for an innovative and unique alternative energy company. Our company manufactures and distributes wind turbines catered for residential and small business use. Currently we have 1500 invoices from potential buyers that we are fully willing to furnish to anyone interested in investing in this unique business venture. Along with providing our current invoices, we are willing to supply any additional documentation a potential investor may require. The funds we seek will be serving the purpose of allowing us to fulfill all of our current orders. This is certainly a promising investment that has a considerably low possibility of default, being that orders are already in hand and just need to be fulfilled. We hope that anyone interested in becoming involved in such a company would contact us. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	1
Revolving Credit Balance:	$8,049.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429209	$9,600	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429209. Member loan 429209 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	ConforMIS	Debt-to-income ratio:	12.72%
Length of employment:	1 month	Location:	Burlington, MA

Home town:	Framingham
Current & past employers:	ConforMIS, Boston Scientific, Tyco International, Intel, Vought Aircraft
Education:	Lesley University, Dean College, Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, My 1970's Cessna 150 aircraft is in the shop needing a $10K engine overhaul to restore it back to new condition and make it safe. I spent the winter restoring the interior and all it needs now is this engine rebuild. Having the engine overhauled boosts the airplanes value from it's current $20k market value to around $30-$32k and makes it more fuel efficient and reliable. Once the airplane is flying again, I plan of flying it for various charitable missions, including Angel Flight, Young Eagles and Pilots n Paws (animal rescue). Flying is my passion and I like to apply this passion in a way that I can help others! I recently relocated back to MA, am college degreed with 20+ years career experience. I recently accepted a new job in the medical device industry, and have a decent income ($90k/year) going forward, but living expenses while out of work, plus necessary move costs incurred to get myself here have depleted my current cash reserves. Based on my new job income ($7500/mo) , I will be in a position to pay off my current credit cards and service this loan without any difficulty, in fact, if they provided shorter terms, I'd gladly pay off in just 4 months. but am OK with carrying this loan out to it's 36 month (3 year) term. Longer term, I am looking to eventually buy real estate (condo or starter house) Time is of the essence! The engine rebuilders in PA already have the airplane engine in their shop now and I need these funds to get the 4 week remanufacturing cycle started. They need $6k down and the balance upon delivery. I will have the funds (through future pay checks) to cover the aircraft mechanics fees to reinstall engine when it's done. I really appreciate your consideration as a potential lender!

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$11,265.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429210	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429210. Member loan 429210 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Caritas Christi	Debt-to-income ratio:	0.00%
Length of employment:	2 years 9 months	Location:	TEWKSBURY, MA

Home town:
Current & past employers:	Caritas Christi
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a single mom who is looking to put a down payment on a vacation home for my son and i. i can make the monthlly payments no problem, i just need a bigger down payment then i have and that is why i am requesting 6,000 to help with the down payment. i am very faithful in paying off my bills. i have no debt, i have paid off all my debt so the focus of my income will be to pay off this loan and the mortgage loan monthly thank you for your consideration

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429247

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429247	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429247. Member loan 429247 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Douglas Development	Debt-to-income ratio:	17.62%
Length of employment:	2 months	Location:	ARLINGTON, VA

Home town:	Jacksonville
Current & past employers:	Douglas Development, Georgetown University
Education:	Georgetown University, Southwestern University

This borrower member posted the following loan description, which has not been verified:

Recent Graduate

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	66
Revolving Credit Balance:	$5,127.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429330	$11,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429330. Member loan 429330 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Bakersfield Memorial Hospital	Debt-to-income ratio:	19.48%
Length of employment:	5 months	Location:	BAKERSFIELD, CA

Home town:	Visalia
Current & past employers:	Bakersfield Memorial Hospital, Visalia Unified school district
Education:	University of California-Irvine (UCI), California State University-Bakersfield (CSUB), College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

Up front Legal fee for Family law case

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,100.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429388

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429388	$6,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429388. Member loan 429388 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,042 / month
Current employer:	Ramon Hernandez Enterprises, Inc.	Debt-to-income ratio:	8.56%
Length of employment:	2 years	Location:	Miami, FL

Home town:	Matanzas
Current & past employers:	Ramon Hernandez Enterprises, Inc., Ord. Medicial
Education:	Martiere de Barbados

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is Interior and Exterior Home Improvement: painting, gardening and remodeling kitchen and bathrooms to add value to my home.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$943.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429401	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429401. Member loan 429401 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,250 / month
Current employer:	MasterCard Worldwide	Debt-to-income ratio:	3.74%
Length of employment:	6 years 6 months	Location:	NEW YORK, NY

Home town:	Mt. Pleasant
Current & past employers:	MasterCard Worldwide, DaimlerChrysler
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Loan to assist my sister with her house

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	57
Revolving Credit Balance:	$28,454.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429535	$10,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429535. Member loan 429535 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	source refrigeration	Debt-to-income ratio:	6.73%
Length of employment:	8 years	Location:	corona, CA

Home town:
Current & past employers:	source refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

I recently bought my first home and I would like to pay off my existing debt with a lower interest rate to free up more money to do home improvements and have emergency funds.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429571	$16,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429571. Member loan 429571 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	heroic touch tech	Debt-to-income ratio:	7.95%
Length of employment:	1 year 4 months	Location:	brighton, MA

Home town:	Boston
Current & past employers:	heroic touch tech
Education:	valparaiso university, IN, Lawrence University, WI

This borrower member posted the following loan description, which has not been verified:

I am a young energetic and motivated self-starter with interest in emerging markets, especially commercial development and risk analysis. My work experience thus far has been very rich and diverse, ranging from quality management with expertise in customer service, teamwork and communication to banking, sales, portfolio management and client relationships. I have worked in West Africa, USA and the Caribbean, and I look forward to focusing my career as an entrepreneur working in partnership with other entrepreneurs. I am an honest, hardworking and ambitious man. I enjoy working in teams and I am very comfortable with leadership and responsibility. My character and personality is a reflection of the diverse culture and religions I have been exposed to over the years. I believe hard work and persistence will take me forward on the career path I have set for myself. I have the drive for success and truly believe that success is an adventure and not a destination, which keeps me grounded and focused on the challenge I meet on the way to success. In sum, I can be best described as someone who plans and prepares for the challenge till I succeed, because for me failure is not an option.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429572

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429572	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429572. Member loan 429572 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Sidebar	Debt-to-income ratio:	18.22%
Length of employment:	4 years 7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Sidebar
Education:

This borrower member posted the following loan description, which has not been verified:

Seeking a Loan for $18500 at a rate of %13 or less for 3 years to financially right myself.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$10,157.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429574	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429574. Member loan 429574 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Maxim Integrated Products	Debt-to-income ratio:	11.67%
Length of employment:	10 years	Location:	Colorado Springs, CO

Home town:	Phoenix
Current & past employers:	Maxim Integrated Products, Vitesse Semiconductor Corporation, Abi Lines Company
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 3 credit cards, with current balances of 11500 + 5000 + 8500, and a total of minimum payments of ~$950. At even and 8% rate, that could save over $150 per month and get it paid off much sooner than if only making minimum payments. That would allow for the extra funds to got towards other debt or even help with cost of living expenses. This debt is mostly from getting a home business (selling children's clothing and cosmetics online) up and running since 2004. Aquiring supplies and inventory or time has added up in the form of personal debt since business loans are not easy to acquire. This business is now successfully generating a revenue of ~$50K per year, but it is hard to get ahead with any of the personal or business finances with this debt. I am very diligent about paying my debts off, I always make payments on time, and I have no past credit issues. I have had a steady job for 10 years, providing world-wide engineering support for top-class, high-demand products in a prominent semiconductor company. I would have used the equity in my home to accomplish this consolidation. However, after talking with many lenders, the restrictions have gotten so tight that there are no options any more unless you have more than 15-20% equity in your home. Please help me and my family get ahead on this debt, and you will not be disappointed. Thank You and Best Regards!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,490.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429605	$20,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429605. Member loan 429605 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Pepperidge Farm	Debt-to-income ratio:	14.12%
Length of employment:	2 years	Location:	NORWALK, CT

Home town:	Atlanta
Current & past employers:	Pepperidge Farm
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate multiple credit card payments into one single monthly payment via a personal loan. My goal is to be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,979.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429622

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429622	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429622. Member loan 429622 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Ria Financial. ( EuroNet)	Debt-to-income ratio:	10.37%
Length of employment:	11 months	Location:	Vancouver, WA

Home town:	Masaya Nicaragua
Current & past employers:	Ria Financial. ( EuroNet), Western Union Co.
Education:	BYU

This borrower member posted the following loan description, which has not been verified:

I will like to consolidate my debt and make one single payment, it will be easier and faster for me and my family. Also to lower interest rate.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,517.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429634	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429634. Member loan 429634 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Super Nails	Debt-to-income ratio:	11.81%
Length of employment:	11 years 8 months	Location:	Barnwell, SC

Home town:	Saigon
Current & past employers:	Super Nails, Correction Dept. of SC
Education:	Plan to get CDL at SAGE trucking School in Batesburg SC

This borrower member posted the following loan description, which has not been verified:

I'd like to borrow a loan over my clean and clear title Honda VTX1300C 07's

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,278.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429661	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429661. Member loan 429661 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Phorsyte LLC	Debt-to-income ratio:	17.34%
Length of employment:	13 years 8 months	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Phorsyte LLC
Education:

This borrower member posted the following loan description, which has not been verified:

The proceeds are to be used as a bridge loan to finance costs between client payments.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$403,695.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429669

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429669	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429669. Member loan 429669 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Zylog Systems Ltd	Debt-to-income ratio:	2.43%
Length of employment:	2 years 2 months	Location:	PLAINSBORO, NJ

Home town:	Tenali
Current & past employers:	Zylog Systems Ltd, I2T2
Education:	Nagarjuna University

This borrower member posted the following loan description, which has not been verified:

I have couple of hand-loans and couple of credit card loans, I want to consolidate the total debt. I will pay back in 8-12 months period.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,177.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429686

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429686	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429686. Member loan 429686 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Mitchell Gardens coops	Debt-to-income ratio:	23.55%
Length of employment:	4 years	Location:	flushing, NY

Home town:
Current & past employers:	Mitchell Gardens coops
Education:

This borrower member posted the following loan description, which has not been verified:

I am using the money to consolidate my cards. I am very reliable, pay my bills on time and always pay more than the minimum payment. I am in a worker's union with a stable job that I always excel in. At the time, when I accrued the debt I had to pay my wife's college tuition as well as other mishaps. But now that everything and everyone is situated, I am focusing on getting my cards paid off. If you need further references and/or confirmation you may call my job: Charlene Lutz 718-463-8101

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,659.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429696	$14,800	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429696. Member loan 429696 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ball Metal Corp.	Debt-to-income ratio:	1.58%
Length of employment:	8 years	Location:	Thonotosassa, FL

Home town:	Lima
Current & past employers:	Ball Metal Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Already have started this restaurant business and I need money for cash flow to keep business running.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429700	$6,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429700. Member loan 429700 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Alltel	Debt-to-income ratio:	21.33%
Length of employment:	12 years	Location:	FARMINGTON, NM

Home town:
Current & past employers:	Alltel
Education:

This borrower member posted the following loan description, which has not been verified:

Started Refi with BOA in March. They have not completed therefore the cash that I was to get from that is not available yet. Vacation payment due Aug 9th. As you can see the timing of this is crucial. I have been waiting for BOA they say they will finally get to it in August and I cannot wait that long to make this payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,411.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429749	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429749. Member loan 429749 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Backstage employment and referral	Debt-to-income ratio:	7.14%
Length of employment:	5 years 2 months	Location:	las vegas, NV

Home town:	cleveland
Current & past employers:	Backstage employment and referral
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt into one easy payment with a fixed interest rate . I made some investments that went bad and am currently looking to get back on my feet. I travel on tour with The Magic of David Copperfield as the Production Stage Manager. I just recently decided to stop traveling. I have been on the road for the past 9 years. Currently I am in las Vegas with our show. I total, I have roughly 10,000 in credit card debt i want to consolidate. Thank you for your time and considerations! Humbly yours.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$5,520.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429770	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429770. Member loan 429770 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,918 / month
Current employer:	Cambridge	Debt-to-income ratio:	9.80%
Length of employment:	1 year 4 months	Location:	Sarasota, FL

Home town:	San Ramon
Current & past employers:	Cambridge, FCCI Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate credit card bills and pay for unexpected medical costs.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429779	$10,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429779. Member loan 429779 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Condor Transport	Debt-to-income ratio:	23.53%
Length of employment:	2 years	Location:	Strongsville, OH

Home town:	Newton Falls
Current & past employers:	Condor Transport, Plastech engineered products
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for capital to start my trucking company. I want to buy a commercial truck and trailer, plus I need some additional funds to cover startup costs such as insurance and fuel. Repayment is not a problem, since I will be the one operating the truck. I have been driving for two years, and have working relationships with brokers and currently am looking forward to working directly with shippers if funded.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,230.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429795	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429795. Member loan 429795 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Systems Definition Inc.	Debt-to-income ratio:	23.57%
Length of employment:	1 year	Location:	SILVER SPRING, MD

Home town:	Columbus
Current & past employers:	Systems Definition Inc., Sapphire Technology, Sage Systems Technology, HIAS, Inc.
Education:	The New School, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

My goal is to use this loan to pay off six credit cards/lines of credit that have varying APRs from 26.74% to 23.15%. Due to these high rates, and my current inability to pay more than the minimum, I have been unable to see any abatement in my credit balances. It feels like a never ending story of debt. These credit cards/lines were opened to help fund my graduate education at New School University in New York City. Since graduating in 2006, I have increased my income by $30,000, which indicates to me that my graduate education was the correct decision. I'm grateful for that opportunity and the rewards I continue to reap from my Master's degree. Yet, in my three years since graduating, I have not been able to make an impact on my debt. Recently, I suffered a miscarriage, an emotionally devastating personal moment; this occurrence, though, has inspired me to pay off my debt in the next few years so that my future children will have a debt-free, budget concious mom. Further, paying off this debt quickly will allow me to continue my education to the PhD level. My plan is to attain my PhD in literature in order to become a director of an English department. As director, I want to balance the humanities with career guidance for undergraduate and graduate English majors, a component that is currently lacking from most (if not all) English Departments. Please feel free to contact me if you need further information about my current financial situation. Thank you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,037.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429796	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429796. Member loan 429796 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	PGI Financial Group, Inc.	Debt-to-income ratio:	5.33%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:
Current & past employers:	PGI Financial Group, Inc.
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

My credit card rate increased and I want to pay it down and consolidate all other obligations so that I reduce my monthly expense. You should lend to me because I am financial conservative and prudent in managing my financial affairs (as I hope my credit report will show). I have a graduate degree in business and I am employed as an executive officer and director.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,838.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429806	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429806. Member loan 429806 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Bristol-Myers Squibb	Debt-to-income ratio:	8.75%
Length of employment:	3 years 11 months	Location:	New Haven, CT

Home town:
Current & past employers:	Bristol-Myers Squibb
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

A loan for education expenses for fiancee plus some debt consolidation. I am guaranteeing loan and will be responsible for payments. I have a stable, well-paying professional job, good credit, low outstanding revolving debt, and no mortgage to go under. I have previously taken out and repaid a Prosper loan (as Havastat).

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,199.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429897	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429897. Member loan 429897 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	18.72%
Length of employment:	n/a	Location:	Jefferson Hills, PA

Home town:	Pittsburgh
Current & past employers:	at@t
Education:	penn state univestiy

This borrower member posted the following loan description, which has not been verified:

Recent college grad with entry level engineering position looking to consolidate old debt.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,604.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429900

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429900	$10,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429900. Member loan 429900 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Aldi	Debt-to-income ratio:	16.54%
Length of employment:	2 months	Location:	Grand Blanc, MI

Home town:	Grand Rapids
Current & past employers:	Aldi, General Motors
Education:	University of Michigan Flint

This borrower member posted the following loan description, which has not been verified:

After being recently laid-off from General Motors I had to rely on insufficient unemployment checks and credit cards to survive financially for the past five months. I have recently found employment with Aldi, a sucessful food store chain, and am currently training to be a shift manager. With this new position I will make enough money to quickly repay a loan, I am simply looking for a means to consolidate my current debt for a quicker and easier pay-off. Thank You.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,738.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429906	$17,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429906. Member loan 429906 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,637 / month
Current employer:	Astellas US LLC	Debt-to-income ratio:	11.82%
Length of employment:	5 years	Location:	Libertyville, IL

Home town:	Barberton
Current & past employers:	Astellas US LLC, AstraZeneca, Deublin Company, Dry Storage Corporation
Education:	College of Lake County, Northwestern University, DePaul University

This borrower member posted the following loan description, which has not been verified:

As my credit report will show, I have an excellent payment history. Unfortunately, I have several rather high credit balances, and thus, my credit rating is probably rated "fair" to "good" at present. My goals are to consolidate all outstanding credit card balances, lower my finance rate, and pay off this outstanding credit.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,676.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430011

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430011	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430011. Member loan 430011 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	First Solutions	Debt-to-income ratio:	4.28%
Length of employment:	2 years 5 months	Location:	Fernley, NV

Home town:	Merced
Current & past employers:	First Solutions
Education:	Thomas Aquinas College

This borrower member posted the following loan description, which has not been verified:

This loan is going to be used to for three purposes. First, I purchased my first home at the beginning of this year and it's in dire need of being re-landscaped. Also, I would like to consolidate my debt by paying off my credit cards and student loan balance. $2k of this loan will also be used to get my medical coding certification. I've been in the medical field for 15 years and have extensive knowledge and experience in medical billing, but I would like to become a certified coder since more and more offices are requiring this. Not to mention the fact that it will increase my earning potential.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,602.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430012

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430012	$21,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430012. Member loan 430012 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	(self) Castleforte Group	Debt-to-income ratio:	7.91%
Length of employment:	12 years 8 months	Location:	Tarzana, CA

Home town:	Santa Monica
Current & past employers:	(self) Castleforte Group
Education:	Art Institute of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

I have been doing professional motion graphics animation and design both on a freelance basis and as a small, independent studio, for over 12 years. Every now and then, things slow down, and clients pay late, and so I end up having to charge my credit cards more often than I would like. And as a result, I get behind, and the credit card payments keep me there. Your help is greatly appreciated. Thank you all for your time.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,249.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430091	$10,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430091. Member loan 430091 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	SAIC	Debt-to-income ratio:	22.45%
Length of employment:	5 years 8 months	Location:	North East, MD

Home town:	Jennersville
Current & past employers:	SAIC, Montell
Education:	College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards at a better rate so that I can save more towards my retirement.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,260.00	Public Records On File:	1
Revolving Line Utilization:	77.90%	Months Since Last Record:	68
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430197	$14,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430197. Member loan 430197 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Grace Property Management Group, Inc.	Debt-to-income ratio:	14.95%
Length of employment:	2 years	Location:	Longview, TX

Home town:	Liberal
Current & past employers:	Grace Property Management Group, Inc., The Buckle, Inc
Education:	Fort Hays State University

This borrower member posted the following loan description, which has not been verified:

Expansion is the driving force for my consideration of this loan! I plan to deposit $14,000 into a safe and secured certificate of deposit at an FDIC local bank, borrow against it to purchase collateral, equipment and use strategic marketing to take business to the next level. Grace Property Management Group, Inc is an established company and serves many communites across the region. Investing your money into a safe and reputable company like GPMG, Inc can build a long-term relationship that yields a safe return.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,608.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430268	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430268. Member loan 430268 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	8.86%
Length of employment:	4 years	Location:	Rancho Cucamonga, CA

Home town:	San Francisco
Current & past employers:	Chaffey Joint Union High School District
Education:	California State Fullerton, Gonzaga University

This borrower member posted the following loan description, which has not been verified:

I am employed as a teacher and am trying to consolidate debt to one consistent monthly payment for a finite payment schedule.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,745.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430319	$15,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430319. Member loan 430319 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	3 colleges, 1 rental, 2 book royalties, ira fund	Debt-to-income ratio:	22.50%
Length of employment:	6 years	Location:	Prunedale, CA

Home town:
Current & past employers:	3 colleges, 1 rental, 2 book royalties, ira fund, Hartnell College, Heald College, Cal. State University Monterey Bay, Borland (software), UC Davis
Education:	UCB, UCDavis, SFSU, CSUMB

This borrower member posted the following loan description, which has not been verified:

What are your animals trying to tell you? Now, you can teach them how to communicate with a new gestural language called ANIMALSIGN. With this you can expand communication with your animals, making life more fulfilling and productive for all. I conceived of and created this revolutionary approach to companion animals-teaching them to communicate with new learned gestures. I have the endorsements of the Koko Foundation, Roger Abrantes, and other experts. I started this business idea more than ten years ago after falling in love with a horse, but realized the value of having dogs communicate better. Now, I teach, study, and write on this topic, giving workshops, publishing books, etc. The business is now starting to blossom, but I need to market it. I have travelled abroad to present keynote speeches. I need funds for BUSINESS DEVELOPMENT: 1) Writing Books, DVD, TV scripts and Teaching Materials, Marketing, and Animal Insurance; 2). Book/Service Marketing, Website Renovation, Graphic Artist for Brochures, Posters. 3) Animal Insurances/CareCredit: Medical bill pay down to care for them if they get sick, Mortality Insurance for the animals. I have VISION, drive, and energy, evidenced my developing an idea into a business (for dogs, horses, and cats) involving workshops, lessons, books, and future plans for DVD, TV show and movie. I have entrepreneurial vision, a good business sense, persistence, and know that satisfying customer (animal/human) needs is crucial. I have extended my own credit, to develop this business to this point. I bought the 3-acre ranch specifically for having the ANIMALSIGN CENTER. I showcased Princess my horse on AnimalPlanet; I have a website www.animalsign.org; written a self-published book AnimalSign to You in 2006; obtained an agent and 2 book contracts: Dogs Can Sign, Too (Random House, August 2009) and EquineSign (Storey Press, fall 2010). The Center has a horse and two dogs, a German shepherd, a Border collie, with plans for a miniature poodle. I have them demonstrate K9sign at events. I have private and classroom clients. I am a COGNITIVE ETHOLOGIST, with business experience (QA software manager and director) in Silicon Valley. I teach college courses to humans (Human and Animal Biology & Behavior at Cal State. Univ. Monterey Bay), as I teach signing to dogs (AnimalSign Center). Also, I continue to develop additional ways to help people and animals better understand each other, by evolving AnimalSigning. I expect AnimalSigning will be well-known, through Events, TV, Movie, and Print internationally. In the future: I expect to have a TV show, where I teach people/dogs to communicate to each other. People and their dogs will watch, copying how to communicate through signing. I plan on DVDs for horses and dogs. A movie Princess! The Signing Horse will be promoted telling a dramatized version of her signing life. The center will have employees working with dogs and horses, as I travel expanding the business. I contribute to the animal/human community by this venture, but also have inspired the local university CSUMB to start giving courses on Animal Biology, Behavior, Communication, to serve the community better. With this business I envision people and their pets will better understand each other, communicating and bonding more, with less frustration. People will ask their dog, Why are you barking? Now, with K9Sign their dog will be able to tell them.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,074.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430325

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430325	$18,225	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430325. Member loan 430325 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	CVS Caremark Corp.	Debt-to-income ratio:	4.44%
Length of employment:	1 year 4 months	Location:	Quincy, MA

Home town:	Quincy
Current & past employers:	CVS Caremark Corp.
Education:	Wentworth Institute of Technology, University of Massachusetts at Boston

This borrower member posted the following loan description, which has not been verified:

Ever since I was little, I was fascinated by cars and now I am ready to purchase one. With your help I will be able to get into an affordable dream car that I have always wanted. I will be using this loan to purchase a car. I am a responsible candidate for this loan because I pay all my bills on time, never have I missed any payments. Only reason why I am resorting to this is due to me being not qualified for an auto loan from the dealership. However, with that said, I am financially stable and I do not live paycheck to paycheck.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,885.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430330	$7,750	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430330. Member loan 430330 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Walt Disney Co.	Debt-to-income ratio:	15.26%
Length of employment:	11 years 4 months	Location:	Clermont, FL

Home town:	Indianapolis
Current & past employers:	Walt Disney Co., Aerial Billboard Corporation
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I have created the first ever Aerial Advertising Ad Pools for Internet Marketers. http://offline-advertising.com We have flown 2 Beta Test flights in Orlando Florida and I have 12 people paying me $57 a month for my service. My goal is to fly daily flights in Orlando and other markets around the World. For every 500 people that pay, I will open a new market in one of the Top 100 most populated cities in the World. http://offline-advertising.com This service works like this: Internet Marketers that want to leverage offline advertising pay a monthly fee to have their affiliate link saved in a link rotator that is promoted with a single co-op website. This co-op website is promoted with a huge 30' tall by 90' long Aerial Billboard flown DAILY over the most populated tourist attractions and cities in the World. I need this loan to purchase the huge 30' by 90' Aerial Billboard and start the Daily flights in Orlando Florida. Once we start flying daily, the price for each subscriber will be $157 first month, then $97 a month thereafter. The ultimate goal is to have an Aerial Billboard flying somewhere in the World 24/7. We are promoting some of the hottest Internet Business available today. And can add more as they come on to the scene. So the customer base is huge. As millions of people are looking for additional income streams from home based businesses. Please help me get this new service off the ground, literally! http://offline-advertising.com

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,835.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430357

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430357	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430357. Member loan 430357 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	24.74%
Length of employment:	32 years	Location:	Massena, NY

Home town:	Potsdam
Current & past employers:	Retired, Alcoa Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am one of the thousands of people who have too many credit cards and too much high-interest charges on those credit cards. My husband passed away a few months ago, and, as part of re-structuring my life, I am determined to pay down my high-interest credit card debt. By using every cent of my loan to pay down current credit cards, I will have more of my income available to eventually be debt free. My goal is to re-pay the loan and pay off any remaining debt (approximately another $25,000) at the same time. If I can get a jump start with a large chunk of money, it would be possible for me to be debt free (or close to it) by the time my loan is paid off.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1968	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,025.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430373	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430373. Member loan 430373 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	EDUCATORS INC. Private Christain Schools	Debt-to-income ratio:	18.20%
Length of employment:	4 years	Location:	MERRITT ISLAND, FL

Home town:	Newark
Current & past employers:	EDUCATORS INC. Private Christain Schools, CHC PRIVATE SCHOOLS
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

We are a Private School , Accredited and operating for 17 years. We are a school that services students on Goverment Loan that are low income. We now hae opened a new school and our Goverment Scholarship program has to be bonded for 2 years then we get Bond back. We are in need of Bond money only. Our school is on a budget and debt free. Need help thanks.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,984.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430405	$9,250	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430405. Member loan 430405 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Park Dental	Debt-to-income ratio:	19.90%
Length of employment:	7 years	Location:	Jordan, MN

Home town:	Waconia
Current & past employers:	Park Dental, Friendship Manor Nursing Home
Education:	Minnesota State University-Mankato, Normandale Community College, Hennepin Technical College

This borrower member posted the following loan description, which has not been verified:

I have a great job in the dental field that I love. I will be doing dental til I physically cant anymore. I have been at the same place of employment for 7yrs, they hired me right out of school. It's what I am suppose to do. I recently got married and our plan is to get rid of all our small debts. My husband has been at his job for 23yrs and has a great pension. He will be there til retirement. Are hopes are to look into a townhome in 3yrs, we will be empty-nesters. I would use the money to pay off all the small bills that are present and make one lump payment. We, I, just feel we are not getting ahead due to the small bills. We have consolidated some to save money, cell phone and car insurance for example. It just would help us sleep at night and enjoy life. Consolidating to ease. Thank you

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	29	Months Since Last Delinquency:	15
Revolving Credit Balance:	$978.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430444

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430444	$14,400	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430444. Member loan 430444 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Stones	Debt-to-income ratio:	23.70%
Length of employment:	2 years 9 months	Location:	Crane, TX

Home town:	Crane
Current & past employers:	Stones, TL McNeese Trucking, San Angelo State School
Education:	Angelo State University, Odessa College, University of Texas at Odessa

This borrower member posted the following loan description, which has not been verified:

I have two high interest loans that I would like to consolidate at lower rate.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,479.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430533	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430533. Member loan 430533 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	State of Utah	Debt-to-income ratio:	7.99%
Length of employment:	4 months	Location:	Sandy, UT

Home town:	La Mesa
Current & past employers:	State of Utah, Provo Canyon School
Education:	University of California-Riverside (UCR), Brigham Young University, University of Utah

This borrower member posted the following loan description, which has not been verified:

Last September I offered to help out a friend who was in dire financial straits by taking out one of those horrible internet loans with massive interest (60%!) and giving her the money. She assured me that she would give me the money for payments every month and would also pay off the full loan in a short period of time. Well, since she hasn't paid me anything since February and now won't even speak to me, I've realized what a stupid mistake it was to do in the first place. I'm now stuck with this awful loan that will take 5 more years to pay off and end up costing me $25,000! I am very interested in taking this loan with you so I can pay that one off and ultimately spend FAR less money in paying the loan with you. I take paying my debts very seriously. The biggest credit problem I have is my debt-to-income ratio not being great (largely due to student loans), but this loan will not be adding to my debt, it will be replacing one of my current debtors with a far better interest rate so I can pay it off more quickly and for less overall money.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,635.00	Public Records On File:	1
Revolving Line Utilization:	88.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430587

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430587	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430587. Member loan 430587 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	self empoyed	Debt-to-income ratio:	4.63%
Length of employment:	30 years 2 months	Location:	San Luis Obispo, CA

Home town:	Vienna
Current & past employers:	self empoyed, John D. Oeltman
Education:	Polytechnic University

This borrower member posted the following loan description, which has not been verified:

Gentlemen I do need the loan not only for debt-consolidation, but also for improvement for my home office (new computer, printer, etc), and also some new furniture. I worked in the US since 1988 as a Civil engineer and I am self employed since 1997 and work out from my home-office with an average yearly income of 48,000 $. I am single and have no financial obligations against any person, just credit cards. By paying off some of those cards it will make it easy for me to fulfill my obligations against you as a lender. Please feel free to contact me at any time via e-mail if you have any more questions. I hope we can come to some kind of agreement. Sincerely Peter Edward Hoppe

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,690.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430622

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430622	$4,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430622. Member loan 430622 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Lakeside Bank	Debt-to-income ratio:	8.96%
Length of employment:	5 years 4 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Lakeside Bank, Chicago Park District
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

Using this loan to get a lower interest rate on current outstanding loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 430623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430623	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430623. Member loan 430623 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Hue's Taxi Corporation	Debt-to-income ratio:	19.02%
Length of employment:	14 years	Location:	Farmingville, NY

Home town:	Hicksville
Current & past employers:	Hue's Taxi Corporation, U.S. Postal Service
Education:	Farmingdale State University of New York

This borrower member posted the following loan description, which has not been verified:

I always pay my obligations on time and I have done business with your affiliate partner e-loan in the past . Since I am self employed and run my own business, there is no job security/layoff issues.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,176.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430633	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430633. Member loan 430633 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,642 / month
Current employer:	Retired	Debt-to-income ratio:	1.35%
Length of employment:	9 years 10 months	Location:	Crawford, TX

Home town:	Champaign
Current & past employers:	Retired, Control Data Corporation, Harvard University, Smithsonian Institution, University Of Illinois, Illinois Power Co.
Education:	Control Data Institute, Tarrant County CC

This borrower member posted the following loan description, which has not been verified:

A unexpected tax lien requires quick action. This lien is on debt free property of 5 acres with a 4 bdrm 3 bath manufactured home.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430646

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430646	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430646. Member loan 430646 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Santa Monica UCLA Medical Center	Debt-to-income ratio:	9.75%
Length of employment:	13 years 7 months	Location:	Palmdale, CA

Home town:	Havana
Current & past employers:	Santa Monica UCLA Medical Center, Kaiser Permanente
Education:	Los Angeles Community College

This borrower member posted the following loan description, which has not been verified:

I have been in my present job over 13 years. Have a lot of debt and am looking for a way to pay off a credit card that went from zero percent interest to a large 26%. We don't have any equity available in our home and are open to negotiate a good loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	46
Revolving Credit Balance:	$33,981.00	Public Records On File:	1
Revolving Line Utilization:	77.10%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430666	$8,800	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430666. Member loan 430666 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,983 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	2.37%
Length of employment:	2 years 8 months	Location:	Chico, CA

Home town:	Sierra Valley
Current & past employers:	Improvement Direct, OCSC Sailing, Holiday Inn Chico
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Hello Friendly Investors, I have decided to put my toe into the world of Real Estate by purchasing my own Time Share Property. I have used my savings to give the small down payment at this time and was given a loan for the rest. That loan is financed through the property company and has a fairly high interest rate. I am able to get a better rate with Lending Club and the other loan has no early-payment penalty. My hope is this much better interest rate will get me out of debt faster while still within my budget. I have a full time job that I have been at it for 2.5 yrs with a very low credit card debt that I am about to eliminate in the next year. Please help me in this quest to become a deed holder on my first minor investment. Thank you so much for taking the time to read this and hopefully assisting with the cause. Sincerely, -A

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430667	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430667. Member loan 430667 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	CardUSA, Inc.	Debt-to-income ratio:	9.20%
Length of employment:	8 years 1 month	Location:	Hallandale, FL

Home town:
Current & past employers:	CardUSA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Wedding

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,060.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430706	$8,500	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430706. Member loan 430706 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Remote Control-Rotork	Debt-to-income ratio:	0.43%
Length of employment:	9 years 7 months	Location:	Hope Valley, RI

Home town:	Westerly
Current & past employers:	Remote Control-Rotork
Education:

This borrower member posted the following loan description, which has not been verified:

I have several leaks in my roof. I have already had estimates done to replace and fix the roof by licienced/insured people. I really need to have this done since the excessive rain has my ceiling actually crumbling down with each storm.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430710	$15,000	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430710. Member loan 430710 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Irvin Trucking	Debt-to-income ratio:	5.34%
Length of employment:	4 years 5 months	Location:	akron, OH

Home town:	akron
Current & past employers:	Irvin Trucking, Leasway transpotation
Education:	east high grad

This borrower member posted the following loan description, which has not been verified:

Currently have two trucks and two trailers, one trailer being refurbished so I can add driver and put 2nd truck in service haul new and used vehicles around country,since industry is picking up. I purchased first truck and trailer for 50,000 and paid off in 24 months. bought second tractor for 106,000 and financed for 48 months, I have 26 months left and have never missed payment since aquiring funding for truck #2. Bought Second trailer for 12,000, put 10,000 down, owe 2,000 to finish.I have never been late on mortgage, both vehicles paid for. The finance co. I use to deal with has closed it's stores, Benefical, which loan was paid in full inspite of high interest rate.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430754

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430754	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430754. Member loan 430754 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Medaxial Inc.	Debt-to-income ratio:	2.50%
Length of employment:	7 months	Location:	Union City, NJ

Home town:	Piscataway
Current & past employers:	Medaxial Inc., AstraZeneca Phamaceuticals, Center for Health Statistics (NJ Dept. of Health and Senior Services)
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am deeply interested in finally getting rid of my revolving debt by consolidating it into a fixed rate, fixed term loan. Through Lending Club, I'm confident I'll be able to do so as quickly and efficiently as possible to get on with my future goals. I'm currently employed by Medaxial, a Healthcare Communications Consultancy for about 7 months now. I'm very responsible with my bills, which is shown by my excellent credit score. Thank you very much. Your help in contributing to my loan is greatly appreciated.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,108.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430755

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430755	$9,300	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430755. Member loan 430755 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Nordstrom	Debt-to-income ratio:	12.15%
Length of employment:	8 years	Location:	CHICAGO, IL

Home town:	Columbus
Current & past employers:	Nordstrom, The Limited, Inc
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Too much spending in my 20s lead to too much debt in my 30s. For the past month, I've been tracking my finances thru Quicken online and realized I pay more in credit card payments than rent! I've been using cash/debit almost exclusively since January but recently realized that I can't continue the trend without consolidating my debt. For the past couple of days, this problem has honestly been the 1st haunting thought that comes to mind when I wake up. I always pay my bills, I have over $2,000 in savings to take care of any mis-haps or unexpected expenses which helps. I'm getting older and, as a result, tired of this non-sense - no more credit card debt! I've now controlled my impulse shopping habit (I work in retail, so that is very hard to do!) and I actually feel comfortable saying "no" or "I can't afford that" when asked to go places or do things. Getting this loan will cut my payments down to half and help me stay above water each month. It will give me a solid gameplan and timeline to get rid of my credit once and for all...and eventually get Back in the Black. P

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,498.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430759	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430759. Member loan 430759 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Indy M-Storm LLC	Debt-to-income ratio:	23.04%
Length of employment:	4 years 5 months	Location:	Boonton, NJ

Home town:
Current & past employers:	Indy M-Storm LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I bought a Real Estate Owned property from the bank in Indianapolis ( Indiana). This is a Single Family House with 3 bedrooms and 1 bath. I bought it for 12k and it needs for a good rehab 25k. The ARV (After Repair Value) of this house is around 80k. The average rent for this house is $700/month. That is this rent will be able to pay for the loan. I am planning to lease - option this house in one year.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,317.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430770	$12,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430770. Member loan 430770 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	u.s. navy	Debt-to-income ratio:	11.62%
Length of employment:	7 years 5 months	Location:	ravenna, OH

Home town:	bloomington
Current & past employers:	u.s. navy
Education:

This borrower member posted the following loan description, which has not been verified:

Hello. I currently have approx. 9,000 in credit card debt with 4 major accounts. the minimum payments each month are a hassle and make it extremely difficult to focus my efforts each month toward making real progress. I just want to make out 1 check each month and focus on getting everything under control. I'm in the U.S. Navy and can provide a leave and earnings statement to prove my income can easily handle the monthly payment that would come with this loan. Is there anyone out there looking to loan an honest guy 8,000 for 3 or 4 years at 15% or less? the only other offers on the table are ridiculous, (i.e.-20%)

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,957.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430804	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430804. Member loan 430804 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Maritz LLC	Debt-to-income ratio:	7.83%
Length of employment:	19 years 9 months	Location:	Arnold, MO

Home town:	St Louis Park
Current & past employers:	Maritz LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I am wanting to consolidate my credit card bills into one payment.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	38
Revolving Credit Balance:	$18,503.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430831

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430831	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430831. Member loan 430831 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Network Controls & Electric Inc	Debt-to-income ratio:	21.05%
Length of employment:	1 year 2 months	Location:	Simpsonville, SC

Home town:	Greenville
Current & past employers:	Network Controls & Electric Inc, ebridge Technologies Inc, Piedmont Natural Gas
Education:	Furman University, Clemson University

This borrower member posted the following loan description, which has not been verified:

Loan of $25k to cover tax liability associated with K1 earnings in 2008.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,380.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430850

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430850	$1,200	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430850. Member loan 430850 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	American Laser Centers	Debt-to-income ratio:	14.93%
Length of employment:	4 years 8 months	Location:	Round Rock, TX

Home town:	Tucumcari
Current & past employers:	American Laser Centers, Dillards, Inc
Education:	Amarillo College

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: First, I am very grateful for websites like this, because it is getting really hard to get personal loans from banks and lending institutions today. I wil be using this loan for a home improvement project: replacing some siding on primary residence that needs it really bad. I will be doing it in sections; as I pay off one loan, then will reapply for another until job is finished. I am a good, reliable and responsible candidate for this loan. I have a full time job; have always paid my bills on time; have a good credit score. Thank you for your attention to this matter.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,271.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430852	$16,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430852. Member loan 430852 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Chainreaction Motorsports	Debt-to-income ratio:	17.72%
Length of employment:	2 years 6 months	Location:	glendale, AZ

Home town:	grandrapids
Current & past employers:	Chainreaction Motorsports
Education:

This borrower member posted the following loan description, which has not been verified:

I need to expand and have limited capitol. We have been profitable for the 2 years we have been in business

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,007.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430886	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430886. Member loan 430886 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	KeyPoint Credit Union	Debt-to-income ratio:	12.83%
Length of employment:	2 years 11 months	Location:	Santa Clara, CA

Home town:	Manila
Current & past employers:	KeyPoint Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,882.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430889	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430889. Member loan 430889 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Brandies Univesity	Debt-to-income ratio:	2.48%
Length of employment:	25 years 1 month	Location:	Waltham, MA

Home town:	Boston
Current & past employers:	Brandies Univesity
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a 5000 loan to complete 20000 that i need to put down on a home i would like to purchase. I am looking for a 60 month term with an interest rate of no more than 23%. I am also willing to have payments automatically withdrawn from my checking account every month. Thank you

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	41
Revolving Credit Balance:	$547.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430892

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430892	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430892. Member loan 430892 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Comm-tronics of Va	Debt-to-income ratio:	15.03%
Length of employment:	9 years 6 months	Location:	Ford, VA

Home town:	Dinwiddie
Current & past employers:	Comm-tronics of Va
Education:	John Tyler Community College

This borrower member posted the following loan description, which has not been verified:

Hello, the purpose of this loan is to consolidate my bills from my credit card companies into one manageable monthly payment. I currently have a few credit cards open with balances that were managable but due to the recent changes in APR's and account policies my payments are going up. I am looking for a way to repay the amount due, but at a more reasonable rate. I feel I am a good candidate for this loan because I am financially responsible and I do not make excuses for my debt. I purchased a home last year- that I could afford, and as a homeowner every penny counts. Thanks!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,414.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430908	$7,800	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430908. Member loan 430908 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Harbour Club	Debt-to-income ratio:	21.18%
Length of employment:	5 years 11 months	Location:	Dayton, OH

Home town:	Lima
Current & past employers:	Harbour Club
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to pay a lower interest rate on my credit card debt. My husband and I have worked hard to get our finances under control over the past 5 years and feel this will help in accomplishing our goal of being debt free by 2012. I have a good credit history with a decent income. I do not paying housing costs because I manage an apartment community and have been for almost 6 years. I am a good candidate for this loan because I pay all of my bills on time and pay at least 3 times the minimum balance on my credit card balances. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,601.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430916	$21,125	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430916. Member loan 430916 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,717 / month
Current employer:	Shaw Group	Debt-to-income ratio:	11.47%
Length of employment:	1 year 5 months	Location:	Sugar Hill, GA

Home town:	New York
Current & past employers:	Shaw Group, Fluor Corporation, Worley Parson, Siemens, Georgia Power
Education:	DeVry University-Georgia

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate and close 3 accounts in 1 loan.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,283.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430920	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430920. Member loan 430920 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	HGL WELFARE FUNDS	Debt-to-income ratio:	19.40%
Length of employment:	5 years 2 months	Location:	West Orange, NJ

Home town:
Current & past employers:	HGL WELFARE FUNDS
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two credit cards at a fixed rate. I will make a good loan candidate, as I have never had a single late payment in my entire life.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,659.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430924	$7,775	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430924. Member loan 430924 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Grays Harbor Communications	Debt-to-income ratio:	14.86%
Length of employment:	12 years 9 months	Location:	Aberdeen, WA

Home town:
Current & past employers:	Grays Harbor Communications
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate 4 credit cards into one payment. My goal is to get completely out of credit card debt permanently. 2 of the accounts have deferred interest if balance is paid in full by September. I hope to have balances refinanced by then to avoid an additional $900 or so of deferred interest. The other 2 accounts have higher interest rates than I want to pay. I will be closing all 4 accounts after payoff. I have been employed continuously with the same company for 13 years, have sufficient income to repay this loan, I pay my bills on time and my credit score matters to me.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,013.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430930	$10,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430930. Member loan 430930 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Cushman & Wakefield, Inc.	Debt-to-income ratio:	8.87%
Length of employment:	2 years 1 month	Location:	Clifton, NJ

Home town:	New Brunswick
Current & past employers:	Cushman & Wakefield, Inc., Foot Locker
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I have very high interest on some credit cards. I would like to consolidate all of this debt into one, lower interest payment. I always pay every card on time - even with the high interest. I never miss a payment. I have tried over the years to pay off the balances but the high interest rates make it very difficult. I am very concerned about my credit rate and will ensure that I make payments on a timely basis.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,991.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430940	$12,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430940. Member loan 430940 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,167 / month
Current employer:	stefanos II pizzeria	Debt-to-income ratio:	3.05%
Length of employment:	3 years 5 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	stefanos II pizzeria
Education:

This borrower member posted the following loan description, which has not been verified:

i need to borrow 20,000.00for a personel loan

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,294.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430951

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430951	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430951. Member loan 430951 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Candaian national railroad	Debt-to-income ratio:	6.75%
Length of employment:	17 years	Location:	Proctor, MN

Home town:	portland
Current & past employers:	Candaian national railroad
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently working at a high paying job and wish to clear credit card debt quicker and easier.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,894.00	Public Records On File:	1
Revolving Line Utilization:	78.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430962	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430962. Member loan 430962 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	AFLAC	Debt-to-income ratio:	19.76%
Length of employment:	5 years	Location:	CLEVELAND, OH

Home town:	Gene Autry
Current & past employers:	AFLAC, Kaufmanns Department Store (Now Macy's Department Stores)
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

Emily Humphrey is required by State of Ohio department of Education to have a masters degree to continue to teach. This loan is for paying off the 2009/2010 scool year. Messiah Lutheran School , Emily Humphrey's employer, has a graduate school reimbursement program, but those funds are 60% and only available June 2010.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,802.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430967	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430967. Member loan 430967 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,583 / month
Current employer:	Nationstar Mortgage LLC	Debt-to-income ratio:	12.96%
Length of employment:	9 years 1 month	Location:	Richardson, TX

Home town:	Dallas
Current & past employers:	Nationstar Mortgage LLC, Microsoft
Education:	University of TX at Dallas

This borrower member posted the following loan description, which has not been verified:

My goal is payoff 3 credit cards. I will keep 1 after consolidation for everyday bills and close the other 2 accounts. The cards rates have gone and up and I dont feel like I can catch up. Goal is consolidate and pay it off. I have good credit and pay on time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,672.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 430968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430968	$24,250	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430968. Member loan 430968 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	15.19%
Length of employment:	4 years 2 months	Location:	Brooklyn, NY

Home town:	Cherry Valley
Current & past employers:	Self-Employed
Education:	Hamilton College-Clinton, University of Pennsylvania, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

Hi -- reinstating my loan request. Our accountants had not yet finished our personal taxes (we filed extensions) at the time of my last loan request, so despite the number of people interested we couldn't move forward. This is now completed, thankfully. So here's the story: My girlfriend and I run a small but growing fashion company. We want to keep growing, and are soliciting investors. At the same time, we'd like to put some more money into the business as well, and increase the equity. You can help us increase our equity by lending to me. Our business has been around for four years here in Brooklyn, and has been profitable for the past three years. We operate two store locations in Manhattan and Brooklyn, and sell on our website. We offer a wide range of products, from handbags and clothing to shoes and accessories. We look forward to 20-30% growth this year, and the money we receive will help us toward that goal. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430971	$25,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430971. Member loan 430971 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,728 / month
Current employer:	Executive 1 Financial	Debt-to-income ratio:	15.53%
Length of employment:	3 years 9 months	Location:	Arlington Heights, IL

Home town:
Current & past employers:	Executive 1 Financial
Education:	William Rainey Harper College

This borrower member posted the following loan description, which has not been verified:

I have a Bank Of America loan on a high rate and I would like to refinance it and pay it off

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,438.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430989	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430989. Member loan 430989 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	5.23%
Length of employment:	1 year	Location:	Bothell, WA

Home town:	Mountain View
Current & past employers:	Microsoft Corporation, Panasonic Avionics Corporation, PBM Supply & Mfg Inc
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

Requesting assistance for a unique and low-cost land ownership opportunity. The land will be utilized as both a recreational and investment property. This supports a long-time dream and also has great potentials for future investment returns. I am a stable borrower with a very good credit rating and a secure income.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,578.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431006

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431006	$9,250	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431006. Member loan 431006 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Public Works miami dade	Debt-to-income ratio:	2.12%
Length of employment:	20 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Public Works miami dade
Education:

This borrower member posted the following loan description, which has not been verified:

Buying a solar energy source to power my house

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,014.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 431032

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431032	$6,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431032. Member loan 431032 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Roll Forming Corporation	Debt-to-income ratio:	3.30%
Length of employment:	1 year 6 months	Location:	LAWRENCEBURG, KY

Home town:	Kinards
Current & past employers:	Roll Forming Corporation, Topy Corporation
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Finish completion of garage floor/doors on new house.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,860.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431061

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431061	$7,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431061. Member loan 431061 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	aprill landscaping	Debt-to-income ratio:	8.32%
Length of employment:	7 years	Location:	CAPE MAY COURT HOUSE, NJ

Home town:	Burdette
Current & past employers:	aprill landscaping
Education:

This borrower member posted the following loan description, which has not been verified:

interest to high and just want 1 payment

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,082.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431070	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431070. Member loan 431070 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Western Athletic Clubs	Debt-to-income ratio:	15.73%
Length of employment:	2 years 6 months	Location:	Mill Valley, CA

Home town:	Albuquerque
Current & past employers:	Western Athletic Clubs
Education:	Haas School of Business, UC Berkeley

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards. The total debt is $25500. I would like to consolidate the debt and make one big monthly payment and reduce the average interest rate

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,015.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431081	$10,875	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431081. Member loan 431081 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Allied-Barton Security	Debt-to-income ratio:	13.76%
Length of employment:	9 years 4 months	Location:	Cocoa, FL

Home town:	Sacramento
Current & past employers:	Allied-Barton Security, Pinkerton Government Services, Omniplex Security, Burns / Wells Fargo Security
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

I'm seeking a loan to refinance my credit card debts that are above 20% APR. I easily make my minimum payments and include extra when I can. However, I've calculated that I'll save at least a year on my debt-elimination plan and several thousand dollars in interest if I refinance. How I got into this position can be summed up in one word: foolishness. Over the past year, I've wisened up to my credit, but I would appreciate help in correcting my past mistakes. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,422.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431087

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431087	$9,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431087. Member loan 431087 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Westat	Debt-to-income ratio:	23.72%
Length of employment:	10 years 4 months	Location:	Frederick, MD

Home town:
Current & past employers:	Westat, Computing Options Company, Smallwonder Softworks!
Education:	Radford University, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am requesting this money to payoff a high interest personal education loan I used to obtain my masters degree. I have never missed a payment on this loan, I simply want to pay less interest. I appreciate your consideration. I want you to know that I take my financial responsibilities very seriously.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,325.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431096

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431096	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431096. Member loan 431096 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Waste Management Inc.	Debt-to-income ratio:	9.96%
Length of employment:	2 years	Location:	Cuyahoga Falls, OH

Home town:	Akron
Current & past employers:	Waste Management Inc., All ohio Landscaping
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards, 2 of which are at a high interest rate the third is still at a good rate. The miniumn payment for all 3 is close to the estimated payment amount for this loan.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,958.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431097	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431097. Member loan 431097 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Ameripro Siding and Windows	Debt-to-income ratio:	16.02%
Length of employment:	10 years	Location:	LIBERTY, MO

Home town:	warrensburg
Current & past employers:	Ameripro Siding and Windows, Amazing Siding and windows
Education:

This borrower member posted the following loan description, which has not been verified:

want to fix up house

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,410.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431106	$7,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431106. Member loan 431106 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	pitman company	Debt-to-income ratio:	20.51%
Length of employment:	12 years 2 months	Location:	north tonawanda, NY

Home town:	North Tonawanda
Current & past employers:	pitman company, Panes restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

lookin to replace my old daily driver (frame rot) and I really missed my old jeep and found a very good deal on a nice used one

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431119	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431119. Member loan 431119 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Monitcello Central School District	Debt-to-income ratio:	19.64%
Length of employment:	5 years	Location:	Poughquag, NY

Home town:	Tell City
Current & past employers:	Monitcello Central School District, Mercy College
Education:	Purdue University-Main Campus, Mercy College-Yorktown Campus

This borrower member posted the following loan description, which has not been verified:

I plan to use the proceeds of the loan to consolidate some of my expenses, pay off at least one credit card, and go on vacation with a budget in hand. I have never failed to pay any financial obligation in my life, and I do not intend to start failing to pay now. This will also help me budget my expenses accordingly to make sure this debt finally gets paid off.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,140.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431132

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431132	$10,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431132. Member loan 431132 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,312 / month
Current employer:	U.S. Coast Gaurd	Debt-to-income ratio:	11.20%
Length of employment:	8 years 10 months	Location:	Dunedin, FL

Home town:	San Diego
Current & past employers:	U.S. Coast Gaurd
Education:

This borrower member posted the following loan description, which has not been verified:

Between my spouse and myself, we have 3 credit cards that have kept our rates consistently high in spite of the fact that we have never had a single late or missed payment with ANY creditor. We also have paid down our balances regularly. Our goal is to pay them off, and not do business with those companies in the future. By the time this loan is paid off, we will be 100% debt free except for our mortgage.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,371.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 431164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431164	$6,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431164. Member loan 431164 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Dokken Engineering	Debt-to-income ratio:	5.26%
Length of employment:	3 years 7 months	Location:	San Diego, CA

Home town:	New Rochelle
Current & past employers:	Dokken Engineering
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I have a well-paying, stable career with little debt. Recently, I spend much of my savings on a 5-month vacation that cost ~$12,000. Before returning to work after my vacation, I required the care of a physician and have taken a holistic approach to treatment. My family has offered to cover these unexpected expenses; however, I have decided to take out a loan to pay for it myself. My parents have plans for retirement and such a financial setback could result in them working another year or two. I have since returned to my job and am in great health thanks to the treatments I have received. I look forward to answering any questions you may have.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$993.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431183	$2,400	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431183. Member loan 431183 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	ADP	Debt-to-income ratio:	7.00%
Length of employment:	1 month	Location:	CAPITOL HEIGHTS, MD

Home town:	Washington
Current & past employers:	ADP, CUTCO, HP
Education:	Virginia Military Institute

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Jasper Watkins and I am a recent May 09 graduate from the Virginia Military Institute. I graduated in May and fortunately landed a job in DC working with a company called ADP. I was living in ATL GA, and the company did not cover moving expenses. So, I had to use my own money and now I'm pretty much broke. I was on a division 1 full track scholarship while at VMI, so I don't have any college loan debt at all. I am a responsible , hard-working person that just needs a little help to get running in the corporate world. Thanks

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,655.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431200	$7,400	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431200. Member loan 431200 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Venezia	Debt-to-income ratio:	13.43%
Length of employment:	6 years 9 months	Location:	Pottsville, PA

Home town:	Pine Grove
Current & past employers:	Venezia
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate a couple of credit cards I've let get away from me. I typically don't allow this to happen, however I made a purchase on one of my cards for my husband and after that, I charged one small thing, then another, and now I'm where I don't want to be. I believe my credit report will reflect that I am a responsible and reliable individual who strives at paying more than due before the due dated. A consolidation will be very helpful.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,938.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431204	$3,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431204. Member loan 431204 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	all stars auto	Debt-to-income ratio:	1.33%
Length of employment:	5 years 1 month	Location:	highland, CA

Home town:	pakistan
Current & past employers:	all stars auto, uhaul
Education:	crafton hills- Fire Fighter-paramedic

This borrower member posted the following loan description, which has not been verified:

school

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,403.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431218

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431218	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431218. Member loan 431218 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Waterford Wedgwood USA	Debt-to-income ratio:	14.76%
Length of employment:	4 years	Location:	Toms River, NJ

Home town:	Long Island
Current & past employers:	Waterford Wedgwood USA, Novadebt, Verizon Communications
Education:	CUNY Queens College, Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I have been in the process of paying off all my credit cards and am having so much trouble paying one credit card. It has a ridiculously high interest rate and it seems I'm making no progress at all!! I would love to pay just one steady payment with no suprises. I am a very reliable borrower - I have worked two jobs for years and pay all my bills on time. When I get rid of this credit card I am done with them for good!!! Thank you for your help!

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,798.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431250

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431250	$3,250	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431250. Member loan 431250 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Global IFG, Inc.	Debt-to-income ratio:	13.52%
Length of employment:	5 years 1 month	Location:	Lakeville, MN

Home town:
Current & past employers:	Global IFG, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am in need of a short term business loan. I have been in business for 5 years, and have never taken a loan. I do not have a DnB score, even though I have accounts and bills in my company name. I have a personal mid credit score of 798. I have only had 1 credit inquity in 5 years, and have never paid any personal or business accounts late. Everything has always been paid on time. The funds will be used for business expenses/growth. My needs are of an urgent nature, and I thought I would try peer to peer lending as a faster option than regular bank loans. I would very much appriciate your consideration. Sincerely, Bob

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	61
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431251	$4,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431251. Member loan 431251 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	great western	Debt-to-income ratio:	3.34%
Length of employment:	11 years	Location:	west valley, UT

Home town:
Current & past employers:	great western
Education:	none

This borrower member posted the following loan description, which has not been verified:

.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,141.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431261	$1,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431261. Member loan 431261 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Jeannette Specialty Glass	Debt-to-income ratio:	21.47%
Length of employment:	4 years 6 months	Location:	Manor, PA

Home town:
Current & past employers:	Jeannette Specialty Glass
Education:

This borrower member posted the following loan description, which has not been verified:

I want to use the money to payoff my credit cards and possibly use some for a start in looking for a place to live. I've always paid all my bills on time and should have good credit.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431288	$12,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431288. Member loan 431288 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	American Institute for Foreign Studies	Debt-to-income ratio:	18.58%
Length of employment:	1 year 7 months	Location:	Stamford, CT

Home town:	Stamford
Current & past employers:	American Institute for Foreign Studies, JPMorgan Chase & Co., Ku Japanese Restaurant
Education:	Norwalk Community College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my car loan, and have the tittle on my name. This way it would be easier to sell it next year, before I transfer to finish my bachelor degree. It will also save me money in insurance, since I will not be required to have full coverage. I am a very responsible person, with a full time job at a insurance company for international students. I am currently attending Norwalk Community College, majoring in Business Administration.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,559.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431292

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431292	$1,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431292. Member loan 431292 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,222 / month
Current employer:	US Army	Debt-to-income ratio:	3.94%
Length of employment:	1 year 7 months	Location:	Milwaukee, WI

Home town:	Chicago
Current & past employers:	US Army
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

This loan will be mainly use to get out of debt from young and childish mistakes Ive made in the past.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,739.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431294

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431294	$3,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431294. Member loan 431294 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.24%
Length of employment:	n/a	Location:	AURORA, IL

Home town:	AURORA
Current & past employers:	SAM'S CLUB
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating 3 credit cards

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,298.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431299

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431299	$7,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431299. Member loan 431299 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,602 / month
Current employer:	Jacuzzi	Debt-to-income ratio:	5.69%
Length of employment:	4 years 7 months	Location:	Dallas, TX

Home town:	Dallas
Current & past employers:	Jacuzzi, ADT Security Services, Domino's Pizza
Education:	Eastfield College

This borrower member posted the following loan description, which has not been verified:

I am interested in obtaining a loan to consolidate credit card balances

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,955.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431302	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431302. Member loan 431302 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Muscogee County School	Debt-to-income ratio:	15.77%
Length of employment:	32 years	Location:	Columbus, GA

Home town:
Current & past employers:	Muscogee County School
Education:	Columbus State University, Troy State University at Phenix City

This borrower member posted the following loan description, which has not been verified:

I have never defaulted on credit card or loan. My income consists of fulltime job and retirement.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,900.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431309	$3,250	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431309. Member loan 431309 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,408 / month
Current employer:	Out Tech, Inc.	Debt-to-income ratio:	24.73%
Length of employment:	4 years 10 months	Location:	Dillsburg, PA

Home town:	Dillsburg
Current & past employers:	Out Tech, Inc., Purdue University
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am a 30 year old IT Manager at a small company. Previous work experience in small businesses and major universities in IT. Looking to expand my expertise and income potential through study of IT certifications. Money will be used to attend certification classes and taking exams for certification. After certification (Cisco CCNA and Microsoft MCSE) I will be able to increase my income to between 90k and 120k per year (within 12 months). I am a father of a 2 year old daughter who means everything to me. Wanting to provide for her and my Wife as best as I possibly can.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$3,777.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 431408

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431408	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431408. Member loan 431408 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,029 / month
Current employer:	Dynamic Logic	Debt-to-income ratio:	4.24%
Length of employment:	3 years 3 months	Location:	ASTORIA, NY

Home town:	Belgrade
Current & past employers:	Dynamic Logic, University of Connecticut
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my grad school credit card debt so that I'd reduce my payments. Due to my good credit, all my credit cards have a very good APR, so I'd like to keep that, but pay less a month. My total debt is 14.5. I have about 4k on two cards with an APR of less than 4% which i only use for debt servicing (no new balance on them), i would put the 10k toward the other cards, and keep paying off the other ones,

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,188.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431433	$2,500	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431433. Member loan 431433 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Butler Hospital	Debt-to-income ratio:	18.62%
Length of employment:	9 years	Location:	Johnston, RI

Home town:	Johnston
Current & past employers:	Butler Hospital
Education:	Rhode Island College, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

I'm a full-time graduate student at the University of Rhode Island who, per my graduate program, has a full-time course load, volunteers at our Family Therapy Clinic on campus, and participates in an internship program twenty hours per week. Outside of my master's program, I have worked at Butler Hospital for the past nine years. I am interested in a personal loan to assist me with school and personal expenses for my final year of graduate school. Thank You for considering me for a loan.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	60
Revolving Credit Balance:	$8,677.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431465	$15,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431465. Member loan 431465 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	self empolyed	Debt-to-income ratio:	3.42%
Length of employment:	n/a	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	self empolyed
Education:	entrepreneur

This borrower member posted the following loan description, which has not been verified:

looking for start up capital for a vendor machine business. We already have a great location for our vending machine . The vending machine is a Punching bag,where people put in one dollar and get to test there strength on how hard they can hit the bag. MY partner and I have done our research and already have 2 great locations where we are going to place our machines. Both places are sports bars with high traffic of people coming and going. We will be reliable clients because we understand the importance of strong credit to be successfully entrepeuners. its your report card to lenders and banks that your asking to borrow money for so we protect it by paying our bills on time. We estimate paying the loan back in 6months. thank you for consideration

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,484.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431478	$4,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431478. Member loan 431478 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Direct Capital Corp.	Debt-to-income ratio:	19.78%
Length of employment:	1 year 11 months	Location:	Portsmouth, NH

Home town:	Springfield
Current & past employers:	Direct Capital Corp.
Education:	Keene State College

This borrower member posted the following loan description, which has not been verified:

I am looking to restructure my CC debt from cards I accepted and used a little too much in college. I haven't ever missed a payment but I am barely making a ding in the principle as the IR's are steep. This seems like a great opportunity to get this debt taken care of moving forward so I can put my money towards something I will see the value in.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,726.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431496

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431496	$18,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431496. Member loan 431496 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,603 / month
Current employer:	Self employed	Debt-to-income ratio:	13.27%
Length of employment:	1 year 9 months	Location:	Catonsville, MD

Home town:	Baltimore
Current & past employers:	Self employed, Bally Total Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

This will be used to pay a tax bill and investment in education.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,423.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431503	$16,000	20.17%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431503. Member loan 431503 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Valassis, Inc	Debt-to-income ratio:	15.28%
Length of employment:	9 years 4 months	Location:	Kingwood, TX

Home town:	Sycamore
Current & past employers:	Valassis, Inc, Pizza Hut, United States Air Force
Education:	United States Air Force Academy (USAFA)

This borrower member posted the following loan description, which has not been verified:

I graduated from the United States Air Force Academy in 1989. Following graduation I flew for 9 years as both a T-38 instructor pilot and C-5 transport pilot. Since leaving the AF in 1998 and moving to the Houston area, I have been involved in sales in both the medical and advertising industries. Currently I am a top-performing advertising executive where I have worked for 9 1/2 years. My wife is a domestic goddess and homeschools our 3 kids. We own a rapidly growing vending company that currently comprises 150 locations and produces an average of $16,000 a month in revenue. All of the revenue is being re-invested back into the business to allow for further expansion. My sales experience, discipline and fierce drive to succeed are key factors in our very rapid growth! This loan will help us purchase equipment, enabling us to sign contracts with much larger Houston-based companies. As our business is an LLC, it automatically takes on our current personal credit rating even though it has been profitable from day one. The high costs of gas, food, etc (with no increase in pay at work) over the last year have lead to our less than perfect credit rating. I have begun a second job in the last year in the evenings to further improve our financial position as we adjust to the new costs of living. Our financial situation: Personal Income: $6000/month (average including monthly bonus checks and second job) Rent $1000 Credit Card $150 (balance of $2500/will be paid off in Oct '09) Utilities $300 Phone/Cell Phones $125 Cable/Internet $85 Food/Clothing $900 Homeschool Expenses $200 Remaining: $2940/month on average Business Income: $16000/month Credit Cards (3) $400 (balance of $9000) Charity Payments $4000 Loans $601.29 (balance of $10,556.06) Product Costs (stickers/toys/gumballs, etc) $4000 Liability Insurance $30 Remaining: $6968.71/month

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$9,754.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431547	$9,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431547. Member loan 431547 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	G.A.S. Unlimited	Debt-to-income ratio:	7.47%
Length of employment:	5 months	Location:	Sugar Land, TX

Home town:	Chengdu
Current & past employers:	G.A.S. Unlimited, Uptown Sushi
Education:	University of Texas at Austin, University of Houston

This borrower member posted the following loan description, which has not been verified:

I need to consolidate two credit cards that accumilated high balances while I was unemployed. I am currently paying $1000+ a month in an effort to pay it off but I'd like to ease the burden and lower the interest rate while combining it into one payment so I have less to keep track of/worry about.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,126.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431215	$4,700	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431215. Member loan 431215 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	Dickman Business Brokers	Debt-to-income ratio:	8.56%
Length of employment:	3 years	Location:	ROCKAWAY, NJ

Home town:	Kansas City
Current & past employers:	Dickman Business Brokers, Pier 1 Imports, Mandees, Things Remembered
Education:	County College of Morris

This borrower member posted the following loan description, which has not been verified:

Hi my name is Liliana Yaworsky. Am applying for a personal loan that would really help me out financialy if accepted. I currently am on a credit guard program that when I first began the fee was reasonable but now that I am down to my last credit card to pay off I am paying them interest thats higher than the interest on the card itself. That credit cards balance is about $2000. I also have a credit loan out on my checking account of about $500 for overdraft protection fees. The last person i need to pay off is my dad of $2000. Over some time with my very used Jeep he has been charging it's reapairs to his credit cards and I am having a difficult time paying him on time and I am falling behind in payments. If given this loan my monthly payments would be cut in half and I would be in a much happier financial situation and my credit would actually go up. I really look forward to hearing from you. Very Truly Yours, Liliana Yaworsky

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,089.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431495	$7,550	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431495. Member loan 431495 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Morrisville Auxiliary Corporation	Debt-to-income ratio:	22.05%
Length of employment:	2 years	Location:	Morrisville, NY

Home town:	Rochester
Current & past employers:	Morrisville Auxiliary Corporation, State of New York
Education:	SUNY College at New Paltz, SUNY Empire State College

This borrower member posted the following loan description, which has not been verified:

I'm simply looking to consolidate my credit card debt and stop using my cards as an alternative to having a consumer credit counseling service do it for me. Now that I have a very secure job that also provides my housing and meals as part of my benefits package, I will be able to pay at least $600-$750 each month toward a consolidation loan if approved.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	60
Revolving Credit Balance:	$24,604.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431618	$12,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431618. Member loan 431618 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Clearfield Hospital	Debt-to-income ratio:	24.01%
Length of employment:	17 years	Location:	FRENCHVILLE, PA

Home town:	Frenchville
Current & past employers:	Clearfield Hospital
Education:	Lock Haven University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Purchasing land.. appraisel will take 3-4 weeks. need money to close in 1 week.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	67
Revolving Credit Balance:	$21,864.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431621	$6,350	17.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431621. Member loan 431621 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	H Line Conversions	Debt-to-income ratio:	14.30%
Length of employment:	3 years 2 months	Location:	Wichita, KS

Home town:	Eurkea
Current & past employers:	H Line Conversions, Via Christi Center for Same Day Surgery, Via Christi St. Joseph
Education:	Washburn University, Newman University, Butler County Community College at El Dorado

This borrower member posted the following loan description, which has not been verified:

I have 2 credit cards with high interest rates. And I owe $1100 to the IRS. I am current on payments however, at the current interest rate--the amount owed is not going down very quickly at all!

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	41
Revolving Credit Balance:	$6,621.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 431629

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431629	$12,675	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431629. Member loan 431629 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,467 / month
Current employer:	Draftfcb Chicago	Debt-to-income ratio:	16.07%
Length of employment:	3 years 9 months	Location:	Chicago, IL

Home town:	Mendota
Current & past employers:	Draftfcb Chicago, Optimus, INc
Education:	Millikin University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am looking for two loans in one to help out my financial situation: 1. I would like to consolidate my credit card debt to have one low monthly payment 2. I would like to also like a portion of that loan to go towards final wedding payments Currently, I have $12,000 in credit card debt. the current APRs are between 14.00-15.00%. I am in good standing, as I always pay my bills on time and I always pay a little more than the minimum payment due. I am, however, looking for a slightly lower APR. Additionally, I have final payments coming up for my Oct. 9th, 2009 wedding and I would prefer to use a lower interest rate loan, rather than have to put any money back on my credit cards. I am a responsible, employed young adult trying to be smart about my upcoming expenses. Additionally, as my salary begins to increase I would like to remove myself from using credit cards as much as possible...I do not want my future husband to absorb my credit card debt. My credit score is at "A" status. As I mentioned above, I pay my bills and I pay on time. I stay on top of my financial status. My goal is to free myself of credit card debt, and student loans, and to one day help buy a home for my family. thank you for your time and consideration. please feel free to contact me with any questions. ts

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,093.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 431631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431631	$4,900	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431631. Member loan 431631 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Leonard D Marsocci	Debt-to-income ratio:	17.50%
Length of employment:	3 years 1 month	Location:	tampa, FL

Home town:	Rochester
Current & past employers:	Leonard D Marsocci, Cherry, Bekaert, and Holland LLC
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have 3 credit card that have balances of the following washington mutual- 1,987 (2000 limit) HSBC - 1,851 (1950 credit limit) capitalone - 650 (750 credit limit) MISC Medical Bills - 500 i just want to pay these cards off and be done with them. As you may be able to see i already have a loan working for approximately the last 9 months and i have yet to miss a payment or be late.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,040.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431643	$1,250	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431643. Member loan 431643 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,458 / month
Current employer:	Nielsen Farms	Debt-to-income ratio:	21.40%
Length of employment:	4 years 10 months	Location:	Nashua, MT

Home town:	Billings
Current & past employers:	Nielsen Farms
Education:	University of North Dakota- Williston

This borrower member posted the following loan description, which has not been verified:

I have a transmission bill to pay for my vehicle.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,339.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431645	$9,500	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431645. Member loan 431645 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	calloways restaurant	Debt-to-income ratio:	4.96%
Length of employment:	10 years 4 months	Location:	AMBLER, PA

Home town:	Southampton
Current & past employers:	calloways restaurant, mellon bank
Education:

This borrower member posted the following loan description, which has not been verified:

i currently pay $300 per month toward my debts....if i can get approved for this loan i can settle my debt at this same price per month.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	50
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 431672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431672	$5,750	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431672. Member loan 431672 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,825 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	20.94%
Length of employment:	3 years 2 months	Location:	Brighton, CO

Home town:	tampa
Current & past employers:	Progressive Insurance, Tampa Bay FCU
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards to one payment. I have two left after paying the other two off on my own. I feel that I could pay my debt off faster once it is in one payment. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	71
Revolving Credit Balance:	$4,902.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431678

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431678	$19,125	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431678. Member loan 431678 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,517 / month
Current employer:	Columbia University Medical Center	Debt-to-income ratio:	10.28%
Length of employment:	2 years 6 months	Location:	New York, NY

Home town:	New York
Current & past employers:	Columbia University Medical Center, Beth Israel Medical Center, Continuum Health Partners
Education:	Cornell University, CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt to a better rate and in addition borrow money to help cover funeral costs for family members.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,573.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431680	$15,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431680. Member loan 431680 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Daycare Owner	Debt-to-income ratio:	14.53%
Length of employment:	6 years	Location:	LEXINGTON, KY

Home town:	clark county
Current & past employers:	Daycare Owner, Miracles and Wonders Play and Learn Center
Education:	Eastern Kentucky University

This borrower member posted the following loan description, which has not been verified:

This is to help me pay for a medical procedure

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	42
Revolving Credit Balance:	$32,904.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431744	$2,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431744. Member loan 431744 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,172 / month
Current employer:	Aetna Inc.	Debt-to-income ratio:	10.97%
Length of employment:	22 years 2 months	Location:	Fall River, MA

Home town:	Fall River
Current & past employers:	Aetna Inc.
Education:	Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting 2500 to pay off a loan I have through my ISP/Retirement plan at work so that it will then free up money for me to take to repay this loan along with a few credit cards I have.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,527.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431785

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431785	$11,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431785. Member loan 431785 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,930 / month
Current employer:	Aim Healthcare Inc	Debt-to-income ratio:	19.52%
Length of employment:	5 years 1 month	Location:	LOUISVILLE, KY

Home town:	Tell City
Current & past employers:	Aim Healthcare Inc, Oncology and Heamtology of Evansville, GFI Research Center, Holiday World
Education:	University Of Evansville

This borrower member posted the following loan description, which has not been verified:

I currently have about about $7800 in credit card debt and owe $4,134 on my car. As of now that costs me about $500 a month. I would like to consolidate that amount to help pay off my debts faster while also saving some money. I have never paid any bill late with two exceptions. One time my cell payment did not process. Then I paid off a card and didn't realize that I got charged another financing fee the next month and it went unpaid for months before I was contacted. I was furious at myself and them for not letting me know because I pride my self on being on time. My credit cards added up due to traking a class abroad my senior year of college and from several surgeries I have had in the past few years. I would like to pay down my debt, save some money, and then work on saving my credit. I would love to buy a house but need to take care of a few things first. I am looking at $10,000 to $12,000 and less than my $500 a month so I can save. Thank you so much!

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,085.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431803

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431803	$1,500	20.17%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431803. Member loan 431803 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	First Data	Debt-to-income ratio:	17.32%
Length of employment:	8 months	Location:	SHIRLEY, NY

Home town:	Shirley
Current & past employers:	First Data
Education:	Lafayette College

This borrower member posted the following loan description, which has not been verified:

Will likely pay off loan well before term limit

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Posting Report Supplement No. 3 dated August 1, 2009